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               THIRTEENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
                               AND LOAN DOCUMENTS



     THIS THIRTEENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND LOAN DOCUMENTS (this "Amendment"), dated as of October 4,1999, is between NATIONAL BANK OF CANADA, a Canadian chartered bank ("Lender"), and CET ENVIRONMENTAL SERVICES, INC., a California corporation ("Borrower").

                                    Recitals

     A. Lender and Borrower entered into a Loan and Security Agreement dated May 29, 1997, as amended by the first through twelfth amendments (as amended, the "Loan Agreement"). Defined terms used herein and not defined herein shall have the meaning set forth in the Loan Agreement.

     B.   The Loans are secured by the Collateral.

     C. Pursuant to a letter from Lender to Borrower dated September 21, 1999, Lender notified Borrower of numerous Events of Default under the Loan Agreement, and in connection therewith, Lender provided to Borrower a forbearance letter dated September 23, 1999 (the "Forbearance Letter").

     D. The Borrower and Lender desire to enter into this Amendment in order to make certain other revisions to the Loan Agreement.

                                   Agreement

     IN CONSIDERATION of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower agree as follows:

     1. Maximum Loan Availability. Without in any way limiting the rights of the Lender under this Agreement or the Forbearance Letter, or the sole discretion of Lender to elect whether or not to make Advances,
          Section 1(u) of the Loan Agreement is hereby amended by replacing the phrase "Five Million Five Hundred Thousand Dollars ($5,500,000)" as follows:

          a. From the date hereof up to and including October 21, 1999, with the phrase "Four Million Five Hundred Thousand Dollars (S4,500,000)";

          b. From October 22, 1999 through October 31, 1999, with the phrase "Four Million Dollars ($4,000,000)"; and


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          c.   From November 1, 1999 up to and including the Maturity Date, with the phrase "Three Million Five Hundred Thousand Dollars ($3,500,000)".

          On October 22, 1999, Borrower shall pay to Lender the amount by which the outstanding amount of the Revolving Loan plus the aggregate undrawn face-amount of all Letters of Credit exceeds the lesser of S4,000,000 or the Revolving Loan Availability.

          On November 1, 1999, Borrower shall pay to Lender the amount by which the outstanding amount of the Revolving Loan plus the aggregate undrawn face amount of all Letters of Credit exceeds the lesser of $3,500,000 or the Revolving Loan Availability.

     2. Eligible Accounts. The definition of "Eligible Accounts" is hereby amended by amending and restating Section 1(i) in its entirety to read as follows:

          (i) "Eligible Accounts" shall mean those Accounts of Borrower which are unpaid less than ninety (90) days from invoice date, and which Lender, in its sole discretion determines to be eligible. Without limiting Lender's discretion, unless otherwise agreed by Lender, the following Accounts of Borrower are not Eligible
               Accounts: (i) all Accounts owing by a single Account Debtor, including currently scheduled Accounts, if twenty-five percent (25%) or more of the balance owing by such Account Debtor to Borrower is unpaid more than ninety (90) days from the invoice date or is ineligible under clauses (iv) or (v) below; (ii) Accounts with respect to which the Account Debtor is an officer, director, employee, Subsidiary or Affiliate of Borrower; (iii) Accounts with respect to which the Account Debtor is not a resident of the United States unless the Account Debtor has supplied Borrower with an irrevocable letter of credit, in form and substance satisfactory to Lender, issued by a U.S. financial institution satisfactory to Lender, to cover the full amount of such Account, and such letter of credit is assigned and delivered to Lender; (iv) Accounts in dispute or with respect to which the Account Debtor asserted a counterclaim or has asserted a right of setoff; (v) Accounts with respect to which the prospect of payment or performance by the Account Debtor is or will be impaired, as determined by Lender in the exercise of its sole discretion; (vi) Accounts with respect to which Lender does not have a first and valid fully perfected security interest; (vii) Accounts with respect to which the Account Debtor is the subject of bankruptcy or a similar insolvency proceeding or has made an assignment for the benefit of creditors or whose assets have been conveyed to a receiver or trustee; (viii) Accounts with respect to which the Account Debtor's obligation to pay the Account is conditional upon the Account Debtor's approval or is otherwise subject to any prepurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval or consignment basis; (ix) Accounts to the extent that the Account Debtor's indebtedness to Borrower exceeds a credit limit determined by Lender in Lender's discretion; (x) Accounts with respect to which the Account Debtor is




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               located in New Jersey or Minnesota unless Borrower (a) with respect to each such state, has received a certificate of authority to do business and is in good standing in such state, or (b) has filed a Notice of Business Activities Report with the New Jersey Division of Taxation or the Minnesota Department of Revenue, as applicable, for the then current year; (xi) Accounts which arise out of sales not made in the ordinary course of Borrower's business, including, without limitation, any Accounts arising out of the sale of any assets of Borrower other than Inventory; (xii) Accounts with respect to which the Account Debtor has returned to Borrower any portion of the Inventory the sale of which gave rise to such Accounts; (xiii) Accounts with respect to which any document or agreement executed or delivered in connection therewith, or any procedure used in connection with any such document or agreement, fails in any material respect to comply with the requirements of applicable law; (xiv) Accounts which arise out of sales generated by or under the control or supervision of, or services performed by or under the control or supervision of offices of Borrower which have been sold or closed, if such Accounts remain outstanding 45 days after such office's closing date, even if such Accounts would otherwise be deemed eligible; and (xv) bonded accounts.

3. Eligible Unbilled Accounts. The definition of "Eligible Unbilled Accounts" in Section 1(j) is hereby deleted in its entirety. In addition, any reference to Eligible Unbilled Accounts in the Loan Agreement is hereby deleted in its entirety.

4. Revolving Loan Availability. The definition of "Revolving Loan Availability" is hereby amended by amending and restating Section 1(cc) in its entirety to read as follows:

     (cc) Revolving Loan Availability" shall mean at any time, up to eighty percent (80%) of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith) then outstanding under existing Eligible Accounts at such time, less such reserves as Lender in its sole discretion elects to establish.

          Lender may at any time and from time to time in its sole discretion change the advance percentage as set forth above.

5. Fees and Charges. Section 3(d) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

     (d)

          Borrower shall pay to Lender all audit fees, travel and other out-of-pocket expenses, in connection with any audit of Borrower conducted by Lender or any agent of Lender, including, without limitation, those fees required to continually test Accounts for eligibility and prepare the cash flow schedules and any other reports required by the Lender.



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6.   Additional Covenants of Borrower. Section 12 of the Loan Agreement is
     hereby amended by amending and restating Section 12(q) in its entirety and by adding a new Section 12(v) and 12(w) to read as follows:

     (q) Borrower shall reimburse Lender for all costs and expenses, including, without limitation, (1) legal expenses and attorney's fees, incurred by Lender in connection with documentation and consummation of this transaction and any other transactions between Borrower and Lender, including, without limitation, Uniform Commercial Code and other public record searches, lien filings, Federal Express or other similar express or messenger delivery, (2) appraisal costs, surveys, title insurance and environmental audit or review costs, (3) all costs incurred by Lender from accountants, auditors, consultants, or other financial advisors of Lender in connection with the Loans, Lender's administration of the Loans or the Collateral (whether before, during or after an Event of Default), any default or any workout of the Loans, and (4) in seeking to administer, collect, protect or enforce any rights in or to the Collateral or incurred by Lender in seeking to collect any Liabilities and to administer, participate, assign and/or enforce any of Lender's rights under this Agreement and the Other Agreements. All such costs, expenses and charges shall constitute Revolving Loans hereunder, shall be payable by Borrower to Lender on demand, and, until paid, shall bear interest at the rate then applicable to Loans hereunder.

     (v) Immediately upon the receipt of any proceeds derived from the sale of any assets of Borrower other than Inventory, Borrower shall pay such proceeds to Lender to be applied first to any unpaid principal or interest (in such order as Lender shall determine) on the Tern Loan, and, upon full satisfaction of the Tern Loan, to be applied to the Revolving Loan as permanent reductions to the Maximum Loan Availability. Such reductions to the Maximum Loan Availability shall be in addition to the scheduled reductions described in Section 1(u) above.

     (w) The reporting requirements set forth in Sections 4(a), 4(b) and 4(e) of the Forbearance Letter are hereinafter incorporated by reference into the Loan Agreement.

7.   Loan Documents.

     a. Lender and Borrower agree that any and all notes or other documents executed in connection with the Loans (collectively, the "Loan Documents") are hereby amended to reflect the amendments set forth herein and that no further amendments to any Loan Documents are required to reflect the foregoing.



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     b.   All references in any document to the Loan Agreement or any other Loan
          Document shall refer to the Loan Agreement or such Loan Document as amended pursuant to this Amendment.

8. Representations and Warranties. Borrower hereby certifies to the Lender that as of the date of this Amendment (taking into consideration the transactions contemplated by this Amendment), all of Borrower's representations and warranties contained in the Loan Agreement and all Loan Documents are true, accurate and complete in all material respects, and no Event of Default (other than as set forth in the Forbearance Letter) or event that with notice or the passage of time or both would constitute an Event of Default has occurred under the Loan Agreement or any Loan Document. Without limiting the generality of the foregoing, Borrower represents and warrants that the execution and delivery of this Amendment has been authorized by all necessary action on the part of Borrower, that the person executing this Amendment on behalf of Borrower is duly authorized to do so and that this Amendment constitutes the legal, valid, binding and enforceable obligation of Borrower.

9. Additional Documents. Borrower shall execute and deliver to Lender at any time and from time to time such additional amendments to the Loan Agreement and the Loan Documents as the Lender may request to confirm and carry out the transactions contemplated hereby or to confirm, correct and clarify the security for the Loan.

10. Continuation of the Loan Agreement, Etc. Except as specified in this Amendment, the provisions of the Loan Agreement and the Loan Documents (as previously amended) shall remain in full force and effect, and if there is a conflict between the terms of this Amendment and those of the Loan Agreement or the Loan Documents (as previously amended), the terms of this Amendment shall control.

11.  Miscellaneous.

     a. This Amendment shall be governed by and construed under the laws of the State of Colorado and shall be binding upon and inure to the benefit of the parties hereto and their successors and permissible assigns.

     b. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

     c. This Amendment and all documents to be executed and delivered hereunder may be delivered in the form of a facsimile copy, subsequently confirmed by delivery of the originally executed document.



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     d.   This Amendment constitutes the entire agreement between Borrower and the Lender concerning the subject matter of this Amendment. This Amendment may not be amended or modified orally, but only by a written agreement executed by Borrower and the Lender and designated as an amendment or modification of the Loan Agreement as amended by this Amendment.

     e. Execution of this Amendment is not intended to and shall not constitute a waiver by the Lender of any Event of Default or event that with notice or the passage of time, or both, would constitute an Event of Default, including, without limitation, any Events of Default set forth in the Forbearance Letter.

     EXECUTED as of the date first set forth above.


                                        BORROWER:


                                        CET ENVIRONMENTAL SERVICES,
                                        INC., a California corporation

                                        By: /s/ DALE W. BLECK
                                            -------------------------------
                                        Name: Dale W. Bleck
                                             ------------------------------
                                        Title: CFO
                                              -----------------------------

                                        LENDER:

                                        NATIONAL BANK OF CANADA, a
                                        Canadian chartered bank

                                        By:
                                            -------------------------------
                                                  Alan C. Balk
                                                  Vice President




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